Exhibit 10.9

Amendment No. 5 to Collaboration and License Agreement

This Amendment No. 5 to Collaboration and License Agreement (this “Amendment No. 5”) is made and effective as of July 31, 2016, by and between Proteostasis Therapeutics, Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 200 Technology Square, 4th Floor, Cambridge, MA 02139 (“PTI”) and Astellas Pharma Inc., a Japanese corporation having its principal place of business at 5-1 Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”). Each of Astellas and PTI is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

Reference is hereby made to that certain Collaboration and License Agreement dated November 4, 2014 and amended on May 1, 2015, August 5, 2015, December 1, 2016, and January 31, 2016, by and between the Parties (the “Agreement”). 　Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties now wish to further amend the Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 5.2(b) is deleted in its entirety and replaced with the following language:

“(b) Responsibilities of the JRC. The JRC will:

(i) review the Research Plan, including the Research Budget, for each Project;

(ii) discuss progression of the Active Compounds (but not Discontinued Compounds) through each phase in accordance with the Research Plan for each Project;

(iii) establish and monitor progress against the objectives of the Research Plan for each Project;

(iv) review and approve any revisions to the Research Plan for each Project, including the Research Budget, proposed by either Party from time to time as needed;

(v) exchange and review scientific information and data relating to the activities being conducted under the Research Plan for each Project;

(vi) assess the results of each of the Disease Selection Phase, the HTS Phase and the Optimization Phase and present its assessment to Astellas;

(vii) determine if the criteria defined in the Research Plan as amended with respect to the Initial Project pursuant to Section 2.3(b) for nine (9) months, twelve (12) months, and eighteen (18) months,

respectively, after the designation of Hit Series by Astellas (Nine (9)-Month Criteria, Twelve (12)-Month Criteria, and Eighteen (18)-Month Criteria, respectively) are achieved; and

(viii) make such other decisions as are expressly allocated to the JRC under this Agreement.”

2. Section 12.2(b)(ii) is deleted in its entirety and replaced with the following language:

“(ii) Project Termination. Notwithstanding aforementioned, Astellas may also terminate this Agreement on a Project-by-project basis, in its sole discretion, by providing written notice of termination to PTI:

(A) within twenty (20) Business Days following presentation of the results from each of the Disease Selection Phase (with respect to any Additional Projects) and the HTS Phase to the JRC;

(B) with respect to any Additional Projects, if the Disease Selection Phase is not completed in accordance with the objectives set forth in the then-current Research Plan within three (3) months from the date specified for completion of such phase in such then-current Research Plan;

(C) if the HTS Phase is not completed in accordance with the objectives set forth in the then-current Research Plan within six (6) months from the date specified for completion of such phase in such then-current Research Plan;

(D) if JRC determined Nine (9)-Month Criteria, Twelve (12)-Month Criteria or Eighteen (18)-Month Criteria in the then-current Research Plan are not achieved in accordance with Section 5.2(b)(vii); or

(E) within sixty (60) days following presentation of the results of the Optimization Phase to the JRC.

In the event that Astellas does not terminate a Project during the Research Term pursuant to paragraphs (B) and (C) of this Section 12.2(b)(ii) (Project Termination) above, Astellas will continue to fund the Project through the immediately following phase of the Project in accordance with Section 6.2 (Research Expenses).”

3. Except as amended hereby, all other terms of the Agreement shall remain unchanged and in full force and effect.

4. This Amendment No. 5 will be governed by, and construed in accordance with, the laws of the state of New York, without taking into consideration any choice of law principles that would lead to the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 5 to be executed by their duly authorized representatives.

ASTELLAS PHARMA INC.		PROTEOSTASIS THERAPEUTICS, INC.

By:	/s/ Shunichiro Matsumoto	By:	/s/ Meenu Chhabra
	Name: Shunichiro Matsumoto Title: Vice President, Innovation Management		Name: Meenu Chhabra Title: President and Chief Executive Officer

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